
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information from the Condensed
Consolidated Balance Sheet and Condensed Consolidated Statement of Income
filed as part of Form 10-Q and is qualified in its entirety by reference to such Form 10-Q.
</LEGEND>
<MULTIPLIER>  1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          OCT-02-1998
<PERIOD-START>                             OCT-04-1997
<PERIOD-END>                               JUL-03-1998
<CASH>                                          30,174
<SECURITIES>                                         0
<RECEIVABLES>                                  543,511
<ALLOWANCES>                                    24,071
<INVENTORY>                                    369,015
<CURRENT-ASSETS>                             1,018,345
<PP&E>                                       1,740,141
<DEPRECIATION>                                 874,268
<TOTAL-ASSETS>                               2,765,666
<CURRENT-LIABILITIES>                          943,568
<BONDS>                                      1,730,487
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                           658
<OTHER-SE>                                   (126,603)
<TOTAL-LIABILITY-AND-EQUITY>                 2,765,666
<SALES>                                              0
<TOTAL-REVENUES>                             4,817,200
<CGS>                                                0
<TOTAL-COSTS>                                4,381,802
<OTHER-EXPENSES>                               146,732
<LOSS-PROVISION>                                 4,538
<INTEREST-EXPENSE>                              82,380
<INCOME-PRETAX>                                143,000
<INCOME-TAX>                                    57,096
<INCOME-CONTINUING>                             85,904
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                (4,474)
<CHANGES>                                            0
<NET-INCOME>                                    81,430
<EPS-PRIMARY>                                      .67 <F1><F2>
<EPS-DILUTED>                                      .63 <F1><F2>

<F1>
Earnings per share have been prepared in accordance with SFAS No. 128, "Earnings Per Share" and therefore basic and diluted earnings per share have been entered in place of primary and fully diluted EPS, respectively.
<F2>
Earnings Per Share amounts reflect a three-for-one stock split declared on August 11, 1998 and effective September 1, 1998. Prior financial data schedules have not been restated

